SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 10, 2002.

                                   Hunapu Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

        333-45774                                  88-0462762
(Commission File Number)                (IRS Employer Identification No.)

1700 W. Horizon Ridge Parkway, Henderson, Nevada                  89012
    (Address of Principal Executive Offices)                   (Zip Code)

                                 (702) 614-1750
              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events.

THE MERGER

      On May 10, 2002, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Classic Healthcare Solutions, Inc., a New York corporation ("CHSI"), and Critical Home Care, Inc., a Delaware corporation ("CHCI"). Pursuant to the terms of the Merger Agreement (a) the Registrant will issue an aggregate of 3,959,200 shares of common stock, to the existing shareholders of CHCI, a newly formed entity. The shareholders of CHCI will exchange all of their shares of CHCI for Hunapu Inc. common stock and CHCI will become a wholly-owned subsidiary of the Registrant; (b) the Registrant will issue an aggregate of 3,600,000 shares of Common Stock to the stockholders of CHSI (representing approximately 23% of the 10,969,200 outstanding shares after such issuances); (c) the principal shareholder of the Registrant shall retire 11,090,000 of the 11,840,000 shares currently held by such person, and (d) CHCI will merge with and into CHSI (the "Merger"). CHSI will be the surviving corporation and a wholly-owned subsidiary of the Registrant.

      The Registrant is a "blank check" company having effected a public offering of its securities pursuant to Rule 419 under the Securities Act of 1933, as amended the ("Securities Act"). The completion of the Merger is therefore contingent upon, among other things, the Registrant (i) filing a Post Effective Amendment to its registration statement on Form SB-2 (No. 333-45774) declared effective on November 9, 2001; (ii) seeking approval of the Merger Agreement by its shareholders to release from escrow all issued and outstanding shares of Registrant's Common Stock; (iii) completion of due diligence by all parties to the transaction; (iv) completion of audited financial statements of CHSI; (v) quotation for Registrant's Common Stock on the NASD OTC Bulletin Board; (vi) David S. Bensol, the Chief Executive Officer of CHSI, entering into an Employment Agreement with the Registrant (vii) Bradley D. Smith, the Vice President-Director of Clinical Services of CHSI entering into an Employment Agreement with the Registrant and (viii) customary closing conditions. The certificate of incorporation and by-laws of CHSI prior to the Merger shall be the certificate of incorporation and by-laws of the surviving corporation, until later amended.

      All of the officers and directors of the Registrant will resign and be replaced by the following persons, whose biographical information is described below under "Management Experience".



Name                            Age        Position
----                            ---        --------

David S. Bensol, R.Ph.           46        Chief Executive Officer, Director

Bradley D. Smith, C.O.           51        Vice President-Director of Clinical
                                                        Services and Director


OVERVIEW

      CHSI was formed in September 2000 to capitalize on the consolidation opportunities that exist within the fragmented home healthcare industry. CHSI intends to provide a full line of medical equipment, supplies and services. CHSI intends to grow by acquisitions, as described below; however, no arrangements, agreements, or understandings exist as to any potential acquisition.


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      CHSI specializes in assisting physicians, hospitals and insurance carriers with the discharge and care of patients in the home care setting. The company provides a wide range of medical equipment, supplies, and services for respiratory care, rehabilitation, orthotics and prosthetics, sleep diagnostics, and is in the process of establishing a pharmacy network.

      The company, as part of the home healthcare industry, operates in the North-Atlantic Region. It currently serves patients in Lower New York State, primarily Long Island, New York City, and New Jersey. CHSI is headquartered in Rockville Centre, New York.

      Management of CHSI believes, based on their knowledge of the industry, that the Home Medical Equipment (HME) and High Tech Pharmacy (Rx) industries are poised for consolidation in the Greater Metropolitan New York Tri-State area. There are many small local providers currently serving the marketplace. Each of these small providers has full infrastructures in place to support their existing businesses. However, the consolidation of these providers should allow a new operating company to leverage the talent and locations of these companies providing greater economies of scale and increasing profits.

      The home healthcare industry has undergone significant change in the past five years. With the passing of the Medicare Reform Act of 1997, companies were forced to accept widespread cuts in oxygen reimbursements, which have led to a dramatic shift in the industry landscape. A comparison of the top ten home health care providers from 1998 to the present shows that more than half are undergoing significant financial reorganization due to factors influenced by Medicare reform. This weakness in the largest health care providers has created an opportunity for regional entities to cut into the national providers' market share while also consolidating smaller home healthcare companies which is CHSI's strategy.

      Current Operations

      CHSI has close working relationships with several important health referral sources that have been pleased with the company's performance to date. Systems of operations, management and technology have maintained collections to nearly 95% of net revenues, while significantly decreasing average days outstanding on accounts receivable. The primary focus of management has been aggressive collection efforts to eliminate debts more than 180 days outstanding. Unlike other companies in the home medical business, CHSI has a strong payor breakdown of approximately 20% Medicaid, 50% managed care, and 30% private pay and Medicare, has focused on managed care and avoided a Medicare/Medicaid payor concentration.

      CHSI has seen rapid revenue growth in durable medical equipment sales and rental, as well as surprising growth in the sleep apnea and orthotic and prosthetic business. CHSI's core products generate sizeable gross margins in excess of 50%. Those margins produce substantial cash flow that affords the company the ability to support organic growth through capital improvements and is expected to be sufficient to support some smaller acquisitions.

      CAPITAL INVESTMENT

      Investment in regional home healthcare providers is considered by several respected sources to be perhaps the best value proposition in the healthcare industry. Well known investors such as Jerome Kohlberg, Harvest Ventures and Electra of the Americas believe that the best opportunity for growth exists in regional homecare sector. CHSI's track record since its initial financing demonstrates why it can provide excellent returns to its investors.


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      Strategic Direction

      CHSI is capitalizing on customer demand for a larger array of integrated home healthcare services. Along these lines, CHSI expects to be adding specialty pharmacy services to cover its entire service region. In a number of cases managed health companies have encouraged this move, which will allow them to consolidate their suppliers further.

      Operating Performance

      The business has grown faster than originally planned. Both revenues and EBITDA have grown steadily since the inception of the company. Additional investment will fund the working capital needed to permit the company to pursue further growth through acquisitions and infrastructure build-out.

      Management Experience

      CHSI believes based on its knowledge of the industry, that it enjoys significant advantages over other companies within the home health care industry. The management at CHSI described below, has the needed experience, talent and knowledge to grow and prosper in this industry.

David S. Bensol, R.Ph., brings over 25 years of healthcare experience to CHSI. He has served as CHSI's Chief Executive Officer and a Director since its formation in September 2000. From 1978 to March 1998, Mr. Bensol was the president, chief executive officer and sole owner of Newbridge Surgical Supplies, Inc., a medical supplier for home medical equipment, acute care pharmacies and specialty support surface providers throughout the five boroughs of New York City and the suburban counties of Nassau and Suffolk (New York). In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Upon Newbridge Surgical's acquisition by Home Care, Mr. Bensol became Home Care's executive vice president, a position he retained through January 2000. While at Home Care, he supervised Home Care's acquisition and subsequent consolidation of two other medical suppliers to the home medical equipment market for the New York City metropolitan area. From February 2000 to March 2001, Mr. Bensol served as the chief operating officer of American Prescription Providers, Inc., a New York based mail order pharmacy.

Mr. Bensol was involved in the early stages of development in 1998 of Hospice Care Of Long Island, a hospice care supplier located in Westbury, New York. He served as a member of the quality assurance board of advisors for five years, utilizing his experience in acute care pharmacy, respiratory services, medical equipment and general healthcare business practices.

Mr. Bensol received a B.S. degree in Pharmacy from St. John's University in 1979. He is a pharmacist licensed by the State of New York, a member of numerous professional associations and organizations.

Bradley D. Smith, C.O., brings over 25 years of experience in the home medical equipment industry to CHSI. He has served as CHSI's Vice-President-Director of Clinical Services and a Director since he co-founded the Company with David S. Bensol in September 2000. From 1980 to 1995, Mr. Smith was the President and sole owner of Levittown Surgical Supply, Inc. a medical supplier to the home medical equipment market for Nassau and Suffolk Counties (New York). In February 1995, Levittown Surgical was acquired by Newbridge Surgical Supplies, Inc., a medical supplier to the home medical equipment market for the five boroughs of New York City and the suburban counties of Nassau and Suffolk (New York). In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Mr. Smith


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directed the orthotics and prosthetic programs at both Newbridge Surgical and
Home Care Supply through August 2000.

Mr. Smith is an orthotist certified by the American Board for Certification in Orthotics and Prosthetics. He has served on the board of directors from 1980 to 1987. He also has served on the board of directors from 1987 to 1995 and, for one term 1991 to 1993, as president of the New York Orthotics and Prosthetic Association. During his tenure the New York Board of Certified Orthotists merged with the American Board for Certification in Orthotics and Prosthetics in 1990. He also has been a field examiner and a member of the board of directors of the health supports and appliances committee of the National Community Pharmacy Association for the past 20 years.

Mr. Smith received a B.A. degree in Politcal Science from NorthEastern University in 1975. He maintains staff privileges at numerous hospitals throughout Long Island and has lectured extensively in his field of expertise.

      Future Growth and Roll-Up Strategies

CHSI has identified suitable acquisition opportunities in its market area at prices ranging from 3.0-5.0 times trailing EBITDA. This represents a significant discount to the trading multiples of the large public homecare companies such as Lincare Holdings and Apria Healthcare . CHSI will need to acquire one mid-size and one large scale regional provider with seasoned quality staff and facilities large enough to service a specific geographic area. The additional follow-on acquisitions would be smaller providers and consolidate the revenues to the first two locations. This would include the normal consolidation efforts of centralizing customer service, billing, collections, human resources and all additional back office operations. Some existing locations would be closed and staff would be shifted leaving strategic locations available for distribution and contracting. CHSI would also acquire sizeable distribution centers that complement the existing service areas utilizing a traditional "hub and spoke" management facility to service our patient population. The maximum travel time allowable from any branch to any patient is intended to be two hours travel time.

      INDUSTRY & COMPETITION

      Overview

      The home health care industry is composed of three distinct segments. These segments are represented by the national home health care providers, the regional home health care companies, and the myriad local, independent "mom and pop" operations. These companies operate based on their existing relationships and reputations with referral sources, including local physicians and hospital-based professionals. In the course of the last several years, managed care providers have placed an increasing importance on those home health care companies that can provide an integrated array of health care services within a surrounding coverage area.

      The small independent operations make up approximately 60% of the home care market and generally provide a limited type of service such as oxygen supply. Due to changes in Medicare coverage as well as increased requirements from managed care operators these types of organizations are finding it difficult to adjust to the changing business climate within the industry. In the face of increasing capital costs, lack of management expertise, and technological deficiencies, many of these companies are available to consolidating companies within the home health care sector.

      Medicare reimbursement changes have also altered the cost structure for many of the smaller home care concerns. Respiratory companies have endured reimbursement cuts of 25% in 1998 and an


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additional 5% in 1999. Although there is a five-year moratorium on such cuts, many of the smaller companies have seen their profit margins evaporate and lack the proper diversification to absorb such losses. This means that more integrated and financially secure operators enjoy a distinct advantage of picking up the abandoned market share these enterprises that can no longer compete.

      On a broader scale, the home health care industry is entering what some term the "Golden Age of Home Care." The impact of demographics, especially the growing number of American seniors, will only increase the importance of home based care. A report by the research firm Frost & Sullivan, U.S. Home Healthcare Markets re-enforces this by stating that the number of adult children caring for their parents at home has risen from 7 million in 1988 to 22.5 million in 1998." (Source: Homecare Magazine, July 2000) Future healthcare will be concerned with managing chronic conditions rather than treating acute problems. Additionally, the cost of in-patient care has dramatically increased making home based care an even more attractive option as set forth in the table below:

                              Hospital Costs   Homecare Costs   Dollar Savings
Conditions                     (per month)       (per month)      (per month)
----------                     -----------       -----------      -----------

Ventilator Dependent Adults      $21,750           $7,050           $14,520


Oxygen Dependent Children        $12,090           $5,250           $ 6,810*

-------------------
* Source: HME WebNet

      A shift from institution based care to home care is a natural result of this situation. Industry experts agree that home care will likely become the center of health care in the near future.

      Market Sectors

      The home healthcare market is comprised of numerous companies providing a full array of products and services. CHSI competes directly against durable medical equipment ("DME") suppliers, pediatric home healthcare providers, sleep study companies, and infusion therapy services that make up the bulk of the home healthcare industry. Due to breadth of this industry, there are a multitude of advancements, procedures, and market forces at work, which influence the home healthcare operations. A brief synopsis of the characteristics and industry-wide factors that affect each sector of the market is as follows:

      Home Oxygen Equipment

      Liquid oxygen systems and oxygen concentrators are the most widely used types of oxygen delivery equipment. There are distinct advantages and drawbacks to each type of system depending upon the patient.

      Oxygen concentrators are fixed components that provide a continuous flow of oxygen by filtering ordinary room air. Patients who have limited mobility requirements primarily use them. The standard price for a concentrator is now $600 purchased in bulk or $350 refurbished. Medicare reimburses $225 per month and the unit never converts from rental to a sale. The concentrator's useful life is approximately 10 years.


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      Liquid oxygen systems are insulated canisters of liquid oxygen that consist of both a stationary and portable unit that are widely used by ambulatory patients.

      The oxygen therapy market is undergoing a recovery from the reimbursement cuts that have besieged the sector since 1997. According to research firm Frost & Sullivan's recent study, the oxygen market will grow at a compounded annual rate of 5.1 percent through 2006. (Source: Homecare Magazine, October 2000)

      In addition to the revenue growth, the industry is expected to undergo further consolidation as providers look to improve the economies of scale through larger orders of respiratory equipment at reduced prices. Source: Frost & Sullivan.

      Other Respiratory Therapy Services

      Nebulizers and associated respiratory medications provide aerosol therapy for patients suffering from chronic obstructive pulmonary disease ("COPD") and asthma. They cost approximately $25 in bulk quantities and are typically a sale item at $120 apiece. Monthly medication profit for nebulizer users is $50 a patient per month.

      Non-invasive ventilation provided nocturnal ventilator support for neuromuscular and COPD patients.

      Apnea monitors provide respiratory alarm systems for infants at risk for sudden infant death syndrome. New apnea monitors cost approximately $1,500 while refurbished units are available for $450. The monitors rent for $200-$400 per month, and have an expected life span of 10 years.

      Ventilators support respiratory function in severe cases of respiratory failure where the patient can no longer sustain the mechanics of breathing without a machine. Ventilators cost between $3,500-$5,000 and are reimbursed at $700 per month. The expected life span of a ventilator is 10 years. On a monthly basis, the supplies associated with the ventilator can provide an additional $800-$1200 in revenue.

      Continuous positive airway pressure ("CPAP") devices maintain open airways in patients suffering from obstructive sleep apnea by providing pressurized airflow during sleep. CPAP's cost $350, are reimbursed at a rate of $150 per month until converted to sale by some payors and have an expected life span of 10 years.

      CPAP devices provide the primary area of growth within the remaining respiratory therapy market. Hand in hand with the evolution of sleep studies and growing public awareness of obstructive sleep apnea are the emergence and advancement of CPAP equipment. Manufacturers predict that the market for this equipment could grow from 10%-20% annually.

      Home care offers several distinct advantages over institution based care. Financially, payors prefer home care due its cost effectiveness. Parents favor the home based atmosphere that allows for a child to socialize normally while still being afforded round-the-clock attention. Home care also minimizes the risk of cross-infection, eliminates privacy and safety concerns and provides an easier transition from professional administered health care to family based care.


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      Infusion Therapy

      Infusion therapy involves the administration of medications using intravenous, subcutaneous, and epidural routes. The emphasis on cost containment has moved more infusion therapy away from inpatient settings and into the home. Home infusion has proven to be a safe and effective alternative to institutional based care.

      The chief at home IV therapy is antibiotics for conditions such as cellulitis, sepsis and osteomyelitis. Other diagnosis includes urinary tract infections, pneumonia and sinusitis. Additional IV therapies treat total parenteral nutrition, chemotherapy, pain management, growth hormone and other therapies.

      Nationwide, there are approximately 4,500 infusion therapy service sites, which include local and national organizations, hospital-affiliated programs, and national home infusion organizations. Generally the costs associated with home based infusion are one-third of the therapy on an inpatient basis.

      Orthotics and Prosthetics

      The orthotic and prosthetic (O&P) segment of this industry is the portion that involves the supply of braces and artificial limbs. These are commonly custom fabricated by others and fitted by a certified orthotist and/or prostheticist. This highly specialized service can offer gross margins that exceed 90%. In fitting with the CHSI Home Care plan this will expand to be one of our specialty areas. Bradley Smith and the other professionals in his department are a source of information regarding custom bracing to most insurance carriers. This factor strengthens the continuity of referrals to this segment of the business.

      COMPETITION

      The home health care industry is a highly fragmented and competitive market that consists of over 10,000 regional and local companies. In the New York/New Jersey region, there are over 100 healthcare firms, and no one company generates more than approximately $30 million in revenue per annum. Due to limited pricing disparity, the primary competitive factors for the industry are the quality and array of services provided. Relationships between the referral sources, the patients and the home care companies provide the basis for the industry. Referral sources are traditionally contracted with one care provider so long as the service is highly effective and problem-free. Local relationships, reimbursement efficiency and accounts receivable management also play a significant role in the relationship.

      MID-ATLANTIC Regional & Local Companies

      There are more than a hundred local companies in the Mid-Atlantic home healthcare market. The majority of these companies can be identified by a limited number of contracts to provide specific services, such as respiratory therapy or sleep studies, within a particular area. Other vendors of this size include independent medical supply stores, retail medical supply establishments and professional consulting operations. These smaller companies record anywhere between $2 million -$5 million in revenues in a particular year and we believe remain ripe for consolidation in the future .

      CRITICAL HOMECARE COMPETITIVE ADVANTAGES

      Management of CHSI believes, based on their knowledge of the industry, there are currently no other healthcare companies that are able to operate across as many product lines as CHSI within the New York, New Jersey, Pennsylvania, Delaware and Maryland region. Each of the national, regional and local entities still provides some measure of competition for contracts and goods with CHSI homecare.


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However, the industry is undergoing significant changes. Contract providers are not seeking new applicants for services and are in fact consolidating the number of healthcare companies that they have agreements with. In the past five years many insurance carriers have cut the number of companies under contract by focusing on the more integrated providers. New companies are encountering barriers to entry such as the four-month waiting period to receive a Medicare provider number while bankruptcy, regulatory violations, and fraud have further thinned the herd of existing competitors. All of these factors provide ample opportunities for CHSI's future growth.

FORWARD-LOOKING STATEMENTS

      This report contains forward-looking statements that involve risks and uncertainties that could cause the results of the Registrant to differ materially from those expressed or implied by such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These risks include, but are not limited to, the Registrant's ability to complete the Merger; obtain shareholder approval; and for CHSI to execute the business plan, including, but not limited to, its acquisition strategy. The words "anticipates," "believes," "estimates," "expects," "intends," "will," "may," could" and similar expressions, as they relate to the Registrant or CHSI, may identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Agreement and Plan of Merger, by and among the Registrant, Classic Healthcare Solutions, Inc., and Critical Home Care, Inc., dated as of May 10, 2002.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HUNAPU INC.
                                                (Registrant)


Date: May 14, 2002                      By: /s/ John C. Francis
                                            ------------------------------------
                                                        John C. Francis
                                                        Chief Executive Officer


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